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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549


                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commision Only
     (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-12


                            TRAFFIC TECHNOLOGY, INC.
                (Name of Registrant as Specified in its Charter)

                                      None
        (Name of Person Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate Box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

(1)  Title of each class of securities to which transaction applies;

(2)  Aggregate number of securities to which transaction applies;

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.);

(4)  Proposed maximum aggregate value of transaction;

(5)  Total fee paid.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)  Amount previously paid;

(2)  Form, Schedule or Registration Statement Number;

(3)  Filing party;

(4)  Date filed.

                                PRELIMINARY COPY
                        FOR INFORMATION OF THE SECURITIES
                          AND EXCHANGE COMMISSION ONLY

                            TRAFFIC TECHNOLOGY, INC.

                         8350 EAST EVANS ROAD, SUITE B-4

                             PHOENIX, ARIZONA 85260

                            NOTICE OF ANNUAL MEETING


To the Shareholders of TRAFFIC TECHNOLOGY, INC.:

Notice is hereby given that the annual meeting (the "Meeting") of shareholders of TRAFFIC TECHNOLOGY, INC., an Arizona corporation (the "Company") will be held November ______, 2002 at the offices of the corporation at 8350 E Evans Rd., Suite B-4, Scottsdale, AZ 85260 at 3:00 p.m. for the following purposes:

     1.   To elect five (5) directors to serve for one-year terms;

     2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value, from 20,000,000 to 99,000,000;

     3. To approve an amendment to the Company's Articles of Incorporation to authorize the issuance of 1,000,000 shares of one or more series of Preferred Stock ("Series Preferred Stock"), $.01 par value.

     4. To transact any other business as may properly come before the meeting.

The foregoing items if business are more fully described in the Proxy Statement accompanying this notice. The Company is presently aware of no other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on November 1, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

A copy of the Company's 2001 annual audit is included with this mailing, which is being first made on approximately the date shown below.

MANAGEMENT INVITES YOU TO ATTEND THE ANNUAL MEETING. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED HEREWITH FOR YOUR CONVENIENCE


                                        By Order of the Board of Directors
                                        Richard Bourke, Secretary


Scottsdale, Arizona
November  __, 2002

                                 PROXY STATEMENT

     The annual meeting of shareholders of TRAFFIC TECHNOLOGY, INC. (The "Company"), will be held November _________ ,2002 at the offices of the corporation at 8350 E Evans Rd., Suite B-4, Scottsdale, AZ 85260 at 3:00 p.m. for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy for use at the Annual Meeting and any postponement or adjournments thereof is solicited by the Company Board of Directors and may be revoked by written notice to the Secretary of the Company at any time prior to its exercise, by voting in person at the Meeting or by giving a later dated proxy at any time before voting. Shares represented by a proxy will be voted for the election of the nominees for directors named and for the other proposals described in this Proxy Statement. Abstentions and broker non-votes will be counted as present or represented at the Meeting for purposes determining whether a quorum exists. Abstentions and broker non -votes with respect to any matter brought to a vote at the Meeting will be treated as shares present, but not voted for purposes of determining whether requisite vote has been obtained. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about November _____________, 2002.

     All expenses in connection with the solicitation of this proxy will be paid by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, fax, e-mail or personal calls.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only shareholders of record at the close of business on November 1, 2002 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, 14,256,970 shares of Common Stock, $0.01 par value (the "Common Stock") were issued and outstanding.

                               QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum to transact business. Each share of common stock represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of shares of common stock on the Record Date shall be entitled to cast one vote for each share of common stock registered in his or her name, except as set forth below with the respect to the ability to cumulate votes. Abstentions and broker non-votes will not be counted in the election of directors and the proposals to amend the Articles of Incorporation.

     If you are a shareholder of record, you may vote by mail or in person. To vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions and authority to vote is not specifically withheld, the shares represented by that proxy will be voted as recommended by the Board of Directors. All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy). If your shares are held by a bank, broker or other holder of record ("street name"), you will need to ask your broker or bank for a copy of the proxy they received from us. You will need to bring the proxy to the meeting.

     The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly brought before the Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     Proposal 1: Election of Five Directors                 The five nominees for director who receive
                                                            the most votes will be elected. Cumulative voting
                                                            is allowed with respect to the election of directors

     Proposal 2: Amend the Articles of Incorporation        The affirmative vote of a majority of the shares
                 To Increase the Authorized Shares          of Common Stock present, in person or by proxy.
                 Of Common Stock

     Proposal 3: Amend the Articles of Incorporation        The affirmative vote of a majority of the share
                 To Authorize the Issuance of               of Common Stock present, in person or by proxy.
                 Preferred Stock

                                    PROPOSALS

                      PROPOSAL NO 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board") has recommended the number of directors to be elected for the coming year be set at five. The Board recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their successors are elected and have qualified. The persons named in the enclosed form of proxy intend to vote for the election of the five nominees listed below. Mr. Messina is currently the Chairman of the Board, and Messrs. Bourke, Ziomek, Woudenberg, and Deese also currently serve as directors. Each nominee has indicated a willingness to serve, but in the event any one or more of such nominees for any reason should not be available as a candidate for director, votes cast will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board knows of no reason to anticipate that any of the nominees will not be a candidate at the Meeting.

     The five nominees receiving the highest number of votes cast at the Annual Meeting will be elected. There is cumulative voting in the election of directors. This means that each shareholder present at the Meeting will have an aggregate number of votes equal to five (the number of persons nominated) multiplied by the number of shares of Company common stock held by such shareholder. The resulting aggregate number of votes may be cast for any single nominee, or may be distributed among any number or all of the nominees.

     The board has nominated the following individuals to serve on the Board of Directors.

Name                    Age             Position With the Company
----                    ---             -------------------------

Marco Messina           51              Chairman of the Board, President and CEO
Richard Bourke          56              Director, Secretary, Treasurer and CFO
Steve Ziomek            51              Director
Raymond Deese           60              Director
Dana Woudenberg         56              Director

     All the nominees are currently serving on the Board. Each nominee has agreed to be named in this proxy statement and to serve if elected. The Board of Directors intends to vote its proxies for the election of its nominees. In the event any nominee should not be available as candidate for director, the proxy will be voted for any substitute nominee selected by the Board prior to or at the Meeting.

Marco Messina - Chairman of the Board, President, CEO
Mr. Messina has been President and Chief Executive Officer since August 2000. He is a Company founder and co-inventor of the Unilight. During 1999 Mr. Messina was Consulting Practice Director for Information Systems at Platinum Technology and Computer Associates. From 1996 to 1998, he was President of National Scientific Corp., a public semiconductor research and development company located in Scottsdale, Arizona. From 1984 to 1996, Mr. Messina was President of Fenix Consulting Co., Inc., an information technology consulting company with clients in the Pacific Northwest and Europe. Prior to consulting he was a Vice-President at Seafirst Bank. Mr. Messina has an MBA from Indiana University Graduate School of Business.

Richard Bourke - Director, Secretary, Treasurer, CFO
Mr. Bourke has been Chief Financial Officer since August, 2000. From 1998 to 2000 he was Chairman and Chief Executive Officer of National Integrative Medicine, Inc., a start-up healthcare company. From 1994 to 1997, Mr. Bourke was Executive Vice President and Chief Financial Officer of The Little Gym International, Inc., Scottsdale, AZ, an international provider of children's development programs. During 1992 - 1993, he was Vice-President, Corporate Finance, for Norcross Securities, a registered securities broker-dealer in Phoenix, Arizona. From 1987 to 1994, he was President of Bourke & Company, a financial consulting firm. Mr. Bourke holds an MBA from Columbia University Graduate School of Business.

Stephen Ziomek - Director
Mr. Ziomek has been a Director since February, 1999. Since 1987, Mr. Ziomek has been Executive Vice President for FAS Relocation Network, a company located in Scottsdale, Arizona that provides full range relocation services for executives. From 1995 to 1996, he was the Chief Operating Officer of The Homebuyer's Fair, an Internet company also based in Scottsdale, Arizona. Mr. Ziomek has an engineering degree from the U.S. Coast Guard Academy and served for ten years in various roles providing search and rescue services at several Coast Guard bases.

Ray Deese - Director
Mr. Deese has been a Director since May 1999. He is founder, President and General Manager of Electro-Techs, a manufacturer of LED-based products for transportation and other industries located in Corona, California. Mr. Deese has been involved in the lighting and LED sectors for over 20 years.

Dana Woudenberg - Director
Mr. Woudenberg has been a Director since December, 2001. He was for 30 years owner and CEO of Woudenberg Enterprises, Tempe, AZ, a $60 million traffic safety products, rental and contracting firm which he sold to United Rentals. Subsequently, he helped manage the operational strategies of United Rentals industry roll-up. He is a founder, past-President and Director of ATSSA, the traffic safety products industry national trade association.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.


              PROPOSAL NO. 2 - AMEND THE ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     At the Meeting, the Company will seek shareholder approval of an amendment to the Company Articles of Incorporation to increase the authorized capital stock of the Company by increasing the number of shares of Common Stock available for issuance from 20,000,000 to 99,000,000. The Board of Directors has approved the amendment to the Articles of Incorporation and has directed that the amendment be submitted as a proposal for shareholder approval at the Meeting.

SUMMARY

     The proposal to increase the Company's authorized shares of Common Stock is intended to ensure that the Company has sufficient shares of Common Stock that could be used in connection with mergers and acquisitions and to raise additional capital, which could include public offerings or private placements of Common Stock or securities convertible into Common Stock and to ensure that the Company has sufficient Common Stock to provide additional authorized shares that could be issued in connection with the exercise of stock options or possible future stock splits or stock dividends.

     While the Board believes it important that the Company have the flexibility that would be provided by having available additional authorized Common Stock, the Company does not now have any commitments, arrangements or understandings which would require the issuance of such additional Common Stock other than the shares reserved for issuance pursuant to outstanding options and warrants. The availability of additional authorized Common Stock would simply permit the Board to respond in a timely manner to future opportunities and business needs of the Company as they may arise and would avoid the possible necessity and expense of a special meeting of shareholders to increase the authorized Common Stock.

     If the authorized shares of Common Stock are increased as proposed, the authorized shares of Common Stock would be available for issuance from time to time upon such terms and for such purposes as the Board may deem advisable without further action by the Company shareholders except as may be required by law or the rules of any stock exchange on which the Common Stock may be listed. Such an issuance may decrease or increase the book value per share of Common Stock presently issued and outstanding, depending upon whether the consideration paid for such newly issued shares is less or more than the book value per share of Common Stock prior to such issuance. The issuance of additional Common Stock could dilute the voting power and equity of the holders of outstanding Common

Stock and may have the effect of discouraging attempts by a person or group to take control of the Company.

VOTE REQUIRED

     Adoption of the proposal to amend the Company's Articles of Incorporation as described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. If approved by the shareholders, such amendment will become effective on the filing with the Arizona Corporation Commission of the Articles of Amendment of Articles of Incorporation in the form of Exhibit A attached hereto.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 99,000,000.

              PROPOSAL NO. 3 - AMEND THE ARTICLES OF INCORPORATION
                  TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK

GENERAL

     At the Meeting, the Company will seek shareholder approval of an amendment to the Company Articles of Incorporation to increase the authorized capital stock of the Company by authorizing the issuance of 1,000,000 shares of one or more series of Preferred Stock ("Series Preferred Stock"). The Board of Directors has approved the amendment to the Articles of Incorporation and has directed that the amendment be submitted as a proposal for shareholder approval at the Meeting.

SUMMARY

     The proposal to increase the capital stock of the Company by authorizing the issuance of one or more series of Preferred Stock is intended to ensure that the Company has sufficient shares of Preferred Stock that could be used in connection with mergers and acquisitions and to raise additional capital, which could include private placements of Preferred Stock.

     The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The Board of Directors is authorized to determine or alter the rights, preferences, priveleges and restrictions granted to or imposed upon any wholly unissued Series Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them.

     While the Board believes it to be important that the Company have the flexibility that would be provided by having available authorized Series Preferred Stock, the Company does not now have any commitments, arrangements or understandings which would require the issuance of such additional Series Preferred Stock other than the shares reserved for issuance pursuant to outstanding options and warrants. The availability of additional authorized Series Preferred Stock would simply permit the Board to respond in a timely manner to future opportunities and business needs of the Company as they may arise and would avoid the possible necessity and expense of a special meeting of shareholders to authorize the issuance of Series Preferred Stock.

     If the authorized shares of Series Preferred Stock are approved as proposed, the authorized shares of Series Preferred Stock would be available for issuance from time to time upon such terms and for such purposes as the Board may deem advisable without further action by the Company shareholders except as may be required by law or the rules of any stock exchange on which the Common Stock may be listed. Such an issuance may decrease or increase the book value per share of Common Stock presently issued and outstanding, depending upon whether the consideration paid for such newly issued shares is less or more than the book value per share of Common Stock prior to such issuance. The issuance of Preferred Stock could dilute the voting power and equity of the holders of outstanding Common Stock and may have the effect of discouraging attempts by a person or group to take control of the Company.

VOTE REQUIRED

     Adoption of the proposal to amend the Company's Articles of Incorporation as described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. If approved by the shareholders, such amendment will become effective on the filing with the Arizona Corporation Commission of the Articles of Amendment of Articles of Incorporation in the form of Exhibit A attached hereto.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF 1,000,000 SHARES OF PREFERRED STOCK

                     INFORMATION ABOUT BOARD AND COMMITTEE
                       MEETINGS AND DIRECTOR COMPENSATION

     The Board of Directors held three meetings during 2002, and nine meetings during fiscal year 2001. Each director attended more than 75% of the held meetings, with the exception of Mr. Pinkston.

     At September 30, 2002, there were no committees of the Board, nor any committees performing similar functions. The Company anticipates that the Board of Directors will appoint an Audit Committee prior to the issuance of the 2002 audit report.

     The Company policy is to issue its directors 7,500 shares of its Common Stock, and issues its Chairman 10,000 shares of Common Stock, for each year of service. The Company reimburses directors who are not employees for reasonable, out-of-pocket expenses incurred in connection with the performance of their duties as directors.

                             EXECUTIVE COMPENSATION

     The following Table sets forth information regarding annual and long-term compensation for services rendered to the Company during the fiscal years ended December 31, 2001, 2000 and 1999 for the Company's Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officer.

SUMMARY COMPENSATION TABLE

Name and Position                Annual Compensation (1)      Long Term Compensation
-----------------                -----------------------      ----------------------
Name                  Year               Amount               Amount          Shares
----                  ----               ------               ------          ------
Marco Messina, CEO    1999               -0-                  $3,625          -0-
                      2000               27,500               -0-             40,000 shares
                      2001               21,000               $5,000          632,500 shares

Richard Bourke, CFO   1999               -0-                  -0-             -0-
                      2000               74,000               -0-             -0-
                      2001               34,500               $5,000          547,500 shares

Robert Johnson,       1999               -0-                  -0-             -0-
Sales Engineer        2000               1,100                -0-             -0-
                      2001               7,135                -0-             22,500 shares

(1) The amounts shown above were paid in cash. In addition, Messrs. Messina and Bourke have accrued, through December 31, 2001, $124,000 and $50,500, respectively, in compensation.

STOCK OPTIONS

The following table lists Company grants during 2001 of stock options to the officers named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

Name                    Shares    Percent    Exercise Price    Market Price    Expiration
----                    ------    -------    --------------    ------------    ----------
Marco Messina, CEO     150,000      12.4          $.10                         Jan - 2006
                       375,000      31.0          $.01             $.10        Oct - 2006
                        67,500       5.6          $.01             $.10        Dec - 2006

Richard Bourke, CFO     50,000       4.1          $.01             $.10        Feb - 2006
                       300,000      24.8          $.01             $.10        June - 2006
                       100,000       8.3          $.01             $.10        Oct - 2006
                        67,500       5.6          $.01             $.10        Dec - 2006

Robert Johnson,         22,500       1.8          $.01             $.10        Dec - 2006
Sales Engineer

In March, 2001, the Company adopted a plan covering Messrs. Messina, Bourke and Mr. Dan Sugaski, whereby these individuals are eligible to earn stock options for up to 1,350,000 shares of Common Stock, vested quarterly over a five year period. In September, 2001 the plan was amended to replace Dan Sugaski with Robert Johnson.

OPTION EXERCISES AND OPTION VALUES

The following table sets forth certain information regarding the exercise of and values of options held by officers named in the Summary Compensation table, as of December 31, 2001.

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                   Shares        Value     Shares Exercisable /    Value of Unexercised
Name                              Exercised    Realized       Unexercisable             Shares (1)
----                              ---------    --------       -------------             ----------
Marco Messina, CEO                    0            0           672,500 / 0                $39,825
Richard Bourke, CFO                   0            0           567,500 / 0                $46,575
Robert Johnson, Sales Engineer        0            0            22,500 / 0                $ 2,025

(1) The amount shown is based on the value of the private arms length transactions in the shares during 2001, at $.10 per share.

The Company has no long-term incentive plans for its officers. The Company has no employment contracts with any of its officers.

The option plan for three executives adopted in March, 2001, was amended in December, 2001, whereby the exercise price for the options was reduced from $.10 per share to $.01 per share. This action was taken to maintain management support, given the possibility that the Company might be sold in the event it was unable to obtain financing on acceptable terms, and that this sale could render the options as initially priced worthless

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date for the Meeting, certain information with respect to beneficial ownership of the Company's common stock by the directors and executive officers, all officers and directors as a group and by all persons known to management to own more than five percent (5%) of the Company's outstanding common stock. Except as otherwise indicated, the shareholders listed have sole investment and voting power with respect to their shares.

                                        Number of Shares        Percent of
Name and Address (1)(2)               Beneficially Held (3)    Ownership (3)
-----------------------               ---------------------    -------------
Marco Messina (4)(5)(6)(9)                 4,837,250               33.2%
Richard Bourke (8)(10)                       712,500                4.9%
Glenn Fitchet                                200,000                1.4%
Stephen Ziomek (4)(5)                        817,900                5.7%
Raymond Deese (5)(10)                        717,500                5.0%
Gary Pinkston (7)                            342,317                2.4%
Dana Woudenberg                               21,785                 *

Directors and Executive
Officers as a group (7 persons)            7,649,252               51.8%

(1) The address for each person listed in this table is c/o Traffic Technology, Inc., 8350 E. Evans Rd. #B4, Scottsdale, AZ 85260
(2) Mr. Messina is the Company's President, CEO and a director. Mr. Bourke is the Company's CFO, Secretary, Treasurer and a director. Mr. Fitchet is the Company's VP - Marketing and Sales. Messrs. Ziomek, Deese, Pinkston and Woudenberg are presently directors.
(3) The share amounts and percentages shown include the shares of common stock actually owned as of October 8, 2002, and the shares of common stock with respect to which the person had the right to acquire beneficial ownership as that date, upon the exercise of options or warrants deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.
(4) Includes 10,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants, with an exercise price of $2.50 per share.
(5) Includes 30,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants, with an exercise price of $2.00 per share.
(6) Includes 150,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants, with an exercise price of $0.10 per share.
(7) Includes 103,750 shares of Common Stock issuable upon the exercise of presently exercisable warrants, at an exercise price of $0.10
(8) Includes 20,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants, at an exercise price of $0.10 per share.
(9) Includes 40,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants, at an exercise price of $0.10 per share.
(10) Includes 30,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants, at an exercise price of $0.10 per share.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, as well as persons beneficially owning more than 10% of the Company's common stock, to file certain reports of ownership with the Securities and Exchange Commission (the "SEC") within specified time periods.

     Based solely on its review of such forms received by it, the Company believes that between January 1, 2002 and October 8, 2002, all Section 16(a) filing requirements applicable to its directors, officers and 10% shareholders were complied with, with the exception that a 10% shareholder failed to make a timely Form 4 filing when due, August 10, 2002, but rather filed the Form 4 on September 30, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company did not have any transactions during fiscal 2001 with any directors, executive officer, security holder known to the Company to own of record or beneficially more than 5% of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons.

                     DISCLOSURE OF AUDIT AND NON-AUDIT FEES

AUDIT FEES AND OTHER INFORMATION

     The aggregate fees billed by EideBailly LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December, 31, 2001 was $8,500. During fiscal year 2001, the Company did not engage its auditors to perform financial information systems design. During fiscal year 2001, all other fees of the Company's auditors amounted to $12,500, which primarily consisted of services regarding the Company's Securities and Exchange Commission Form 10 filing.

                                  OTHER MATTERS

ANNUAL AUDIT

     The annual audit for the fiscal year ended December 31, 2001 is enclosed herewith.

REQUESTS FOR FORM 10-KSB

     Upon written request, Traffic Technology, Inc. will furnish, without charge, to persons solicited by this proxy statement, a copy of our report on Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001. Requests should be directed to:

     Marco Messina
     Traffic Technology, Inc.
     8350 E. Evans Rd. #B4
     Scottsdale, AZ 85260

INDEPENDENT AUDITORS

     The Board of Directors has selected EideBailly LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002. EideBailly LLP has audited the Company's financial statements since 1999.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next Annual Meeting must be received by the Company's Secretary, at the Company's offices, not later than May 31, 2003, in order to be included in the Company's proxy statement and form of proxy for that meeting.


                                        By Order of the Board of Directors
                                        Richard L. Bourke, Secretary
Scottsdale, Arizona
October__, 2002

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            TRAFFIC TECHNOLOGY, INC.

     PURSUANT to the provisions of the Arizona Revised Statues, the corporation has adopted an amendment to its Articles of Incorporation, and, therefore, causes these Articles of Amendment and a copy thereof to be executed by its duly authorized officers, as follows:

     The name of the corporation is Traffic Technology, Inc.

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of November ____, 2002, in the manner prescribed by the Arizona Revised Statues:

            ARTICLES IV IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

4. AUTHORIZED CAPITAL. The authorized capital stock of the corporation is 100,000,000 shares divided into 99,000,000 shares of common stock, par value $0.01, and 1,000,000 shares of preferred stock, par value $0.01. Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for contest of shareholders. Issued and outstanding shares of preferred stock will entitle the holders thereof only to those votes and other rights and preferences, if any, which may expressly be fixed as hereinafter provided for the respective series thereof. Subject to the terms and provisions of this Article, the Board of Directors are authorized to provide from time to time for the issuance of shares of preferred stock in series and to fix from time to time before issuance, the designation, preferences, privileges and voting powers of the shares of each series of preferred stock and the restrictions or qualifications thereof, including without limiting the generality of the foregoing, the following:

     A. The series designation and authorized number of shares;

     B. The dividend rate, if any, the date or dates of which such dividends will be payable, and the extent to which such dividends may be cumulative;

     C. The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the corporation;

     D. The price or prices at which shares may be redeemed and any terms, conditions, and limitations upon such redemption;

     E. Any sinking fund provisions for redemption nor purchase of shares of such series; and

     F. The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of preferred stock, of the corporation.

     There were 14,256,970 shares of the corporation issued and outstanding and entitled to be cast in connection with the proposed Amendment, of which _________________ were cast in favor of the Amendment.

     DATED: November _________, 2002

                                   EXHIBIT B

                            TRAFFIC TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

                         [LETTERHEAD OF EIDEBAILLY LLP]

                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

The Board of Directors
TRAFFIC TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
Scottsdale, Arizona

We have audited the balance sheets of TRAFFIC TECHNOLOGY, INC. (A DEVELOPMENT STAGE COMPANY) as of December 31, 2001 and 2000 and the related statements of income, stockholders' equity and cash flows for the years then ended and for the period from May 15, 1998 (inception), to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRAFFIC TECHNOLOGY, INC. as of December 31, 2001 and 2000 and the results of its operations and cash flows for the years then ended and from May 15, 1998 (inception), to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


Eide Bailly LLP
Phoenix, Arizona
February 26, 2002

TRAFFIC TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                      2001           2000
                                                                  -----------    -----------
         ASSETS

CURRENT ASSETS
  Cash                                                            $     4,257    $   113,595
  Accounts receivable                                                   8,570         39,007
  Due from former employee                                                 --         13,880
  Inventory                                                            20,472         14,052
  Prepaid expense                                                       2,406             --
                                                                  -----------    -----------

          Total current assets                                         35,705        180,534

PROPERTY AND EQUIPMENT, NET                                            13,097         21,432

PATENTS, less accumulated amortization of $15,007
  in 2001 and $7,170 in 2000                                          157,678        125,483

DEPOSIT                                                                 2,703          2,703
                                                                  -----------    -----------

                                                                  $   209,183    $   330,152
                                                                  ===========    ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Note payable                                                    $   135,000    $        --
  Accounts payable                                                    110,390         54,503
  Accrued liabilities
      Payroll and payroll taxes                                        18,356         11,206
      Salary and consulting officers/stockholders                     175,136         45,500
      Warrants and stock options                                       88,425             --
      Interest                                                          2,555             --
                                                                  -----------    -----------

          Total current liabilities                                   529,862        111,209
                                                                  -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock
    Voting, $0.01 par value, authorized 20,000,000 shares;
      15,556,895 and 14,626,721 shares issued in 2001
      and 2000,  respectively                                         155,568        146,267
  Additional paid in capital                                        1,793,728      1,712,326
  Deficit accumulated during development stage                     (2,259,040)    (1,628,715)
                                                                  -----------    -----------
                                                                     (309,744)       229,878
  Less cost of treasury stock, 2,990,550 shares                       (10,935)       (10,935)
                                                                  -----------    -----------
                                                                     (320,679)       218,943
                                                                  -----------    -----------

                                                                  $   209,183    $   330,152
                                                                  ===========    ===========

SEE NOTES TO FINANCIAL STATEMENTS

TRAFFIC TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
         AND MAY 15, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2001
--------------------------------------------------------------------------------

                                                                               MAY 15, 1998
                                                                              (INCEPTION) TO
                                                                                DECEMBER 31,
                                                     2001           2000           2001
                                                  -----------    -----------    -----------
REVENUES
  Sales                                           $    56,267    $    99,264    $   174,127

  Interest and other                                    4,964          2,148          7,112
                                                  -----------    -----------    -----------
                                                       61,231        101,412        181,239
                                                  -----------    -----------    -----------
EXPENSES

  Cost of Sales                                        39,050         98,638        157,125

  General and administrative expenses
    Consulting                                         62,350        620,677        759,559
    Salaries and benefits                             279,229        213,003        492,232
    Contract labor                                      1,563         42,959        105,152
    Legal and accounting                               84,762         80,184        166,518
    Travel and entertainment                           10,957         32,250         66,148
    Insurance                                           8,608         16,905         25,513
    Office supplies and other                          17,917         33,866         66,703
    Occupancy                                          20,624         20,766         42,895
    Telephone                                          10,993         13,745         26,443
    Auto                                                  171          6,088         13,083
    Moving                                                 --         10,401         10,401
    Loss from former officer defalcations                  --         21,000         38,661
    Stock rescission offer settlement                  48,603             --         48,603
    Directors fees                                     30,000             --         30,000
    Bad debts                                          13,880             --         13,880

  Marketing and advertising                            21,384        108,593        174,064

  Research and development                             22,797         69,373        174,506

  Interest expense                                      7,532             --          7,532

  Depreciation and amortization                        11,136          9,850         21,261
                                                  -----------    -----------    -----------
                                                      691,556      1,398,298      2,440,279
                                                  -----------    -----------    -----------

NET LOSS                                          $  (630,325)   $(1,296,886)   $(2,259,040)
                                                  ===========    ===========    ===========


BASIC LOSS PER COMMON SHARE                       $     (0.05)   $     (0.11)   $     (0.18)
                                                  ===========    ===========    ===========

DILUTED LOSS PER COMMON SHARE                     $     (0.05)   $     (0.11)   $     (0.18)
                                                  ===========    ===========    ===========

SEE NOTES TO FINANCIAL STATEMENTS

TRAFFIC TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
         AND MAY 15, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2001
--------------------------------------------------------------------------------

                                                           COMMON STOCK
                                                     -------------------------
                                                                                  ADDITIONAL
                                                       NUMBER                      PAID-IN
                                                      OF SHARES      AMOUNT        CAPITAL
                                                     -----------   -----------   -----------
Balances, May 15, 1998 (Date of Inception)                    --   $        --   $        --

  Issuance of common stock for cash                      170,000         1,700        15,300

  Issuance of common stock for services                  514,000         5,140        46,260

  Issuance of common stock for patents                10,000,000       100,000        10,129

  Net loss                                                    --            --            --
                                                     -----------   -----------   -----------

BALANCES, DECEMBER 31, 1998                           10,684,000       106,840        71,689

  Issuance of common stock for cash                    1,395,844        13,958       445,903

  Issuance of common stock for services                  257,257         2,573        23,180

  Net loss                                                    --            --            --
                                                     -----------   -----------   -----------

BALANCES, DECEMBER 31, 1999                           12,337,101       123,371       540,772

  Issuance of common stock for cash                    2,073,560        20,736       666,914

  Issuance of common stock for services                  216,060         2,160       504,640

  Treasury stock acquired                                     --            --            --

  Net loss                                                    --            --            --
                                                     -----------   -----------   -----------

BALANCES, DECEMBER 31, 2000                           14,626,721       146,267     1,712,326

  Issuance of common stock for cash                      100,000         1,000         9,000

  Issuance of common stock for services                  344,141         3,441        28,659

  Issuance of common stock for stock rescission          486,033         4,860        43,743

  Net loss                                                    --            --            --
                                                     -----------   -----------   -----------

Balances, December 31, 2001                           15,556,895   $   155,568   $ 1,793,728
                                                     ===========   ===========   ===========


                                                                        TREASURY STOCK
                                                       DEFICIT      -------------------------
                                                     ACCUMULATED                                    TOTAL
                                                        DURING        NUMBER                     STOCKHOLDERS'
                                                     DEVELOPMENT     OF SHARES      AMOUNT     EQUITY (DEFICIT)
                                                     -----------    -----------   -----------    -----------
Balances, May 15, 1998 (Date of Inception)                    --    $        --            --             --

  Issuance of common stock for cash                           --             --            --         17,000

  Issuance of common stock for services                       --             --            --         51,400

  Issuance of common stock for patents                        --             --            --        110,129

  Net loss                                               (83,012)            --            --        (83,012)
                                                     -----------    -----------   -----------    -----------

BALANCES, DECEMBER 31, 1998                              (83,012)            --            --         95,517

  Issuance of common stock for cash                           --             --            --        459,861

  Issuance of common stock for services                       --             --            --         25,753

  Net loss                                              (248,817)            --            --       (248,817)
                                                     -----------    -----------   -----------    -----------

BALANCES, DECEMBER 31, 1999                             (331,829)            --            --        332,314

  Issuance of common stock for cash                           --             --            --        687,650

  Issuance of common stock for services                       --             --            --        506,800

  Treasury stock acquired                                     --      2,990,550       (10,935)       (10,935)

  Net loss                                            (1,296,886)            --            --     (1,296,886)
                                                     -----------    -----------   -----------    -----------

BALANCES, DECEMBER 31, 2000                           (1,628,715)     2,990,550       (10,935)       218,943

  Issuance of common stock for cash                           --             --            --         10,000

  Issuance of common stock for services                       --             --            --         32,100

  Issuance of common stock for stock rescission           48,603

  Net loss                                              (630,325)            --            --       (630,325)
                                                     -----------    -----------   -----------    -----------

Balances, December 31, 2001                          $(2,259,040)     2,990,550   $   (10,935)   $  (320,679)
                                                     ===========    ===========   ===========    ===========

SEE NOTES TO FINANCIAL STATEMENTS

TRAFFIC TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
         AND MAY 15, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2001
--------------------------------------------------------------------------------

                                                                                 MAY 15, 1998
                                                                                (INCEPTION) TO
                                                                                 DECEMBER 31,
                                                       2001           2000           2001
                                                    -----------    -----------    -----------
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net loss                                          $  (630,325)   $(1,296,886)   $(2,259,040)
                                                    -----------    -----------    -----------
  Adjustments to reconcile net loss to net
     cash used in operating activities
     Depreciation                                         3,299          3,745          7,319
     Amortization                                         7,837          7,170         15,007
     Loss on disposal of test equipment                   5,325             --          5,325
     Loss on disposal of patent                           2,184
     Treasury stock settlement                               --        (10,935)       (10,935)
     Common stock issued for services                    32,100        506,800        615,053
     Common stock issued - stock rescission              48,603             --         48,603
     (Increase) decrease in accounts receivable          30,437        (28,785)        (8,570)
     (Increase) decrease in inventory                    (6,420)        18,737        (20,472)
     (Increase) in prepaid expense                       (2,406)            --         (2,406)
     (Increase) decrease in due from
        former officer/stockholder                           --         12,001             --
     (Increase) decrease in due from employee            13,880         (9,880)            --
     (Increase) in deposit                                   --             --         (2,703)
     Increase in accounts payable                        55,887         47,311        110,390
     Increase in accrued liabilities                    227,768         55,458        284,474
                                                    -----------    -----------    -----------
        Net adjustments                                 416,310        601,622      1,043,269
                                                    -----------    -----------    -----------

        Net cash used in operating activities          (214,015)      (695,264)    (1,215,771)
                                                    -----------    -----------    -----------

CASH FLOWS FROM INVESTING
  ACTIVITIES
  Purchases of property and equipment                      (290)       (20,122)       (25,742)
  Increase in patents                                   (40,033)        (8,860)       (64,741)
                                                    -----------    -----------    -----------

        Net cash used in investing activities           (40,323)       (28,982)       (90,483)
                                                    -----------    -----------    -----------

CASH FLOWS PROVIDED BY FINANCING
  ACTIVITIES
  Increase in note payable                              135,000             --        135,000
  Sale of common stock                                   10,000        687,650      1,175,511
                                                    -----------    -----------    -----------

        Net cash provided by financing activities       145,000        687,650      1,310,511
                                                    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                        (109,338)       (36,596)         4,257

CASH, beginning of year                                 113,595        150,191             --
                                                    -----------    -----------    -----------

CASH, end of year                                   $     4,257    $   113,595    $     4,257
                                                    ===========    ===========    ===========

SEE NOTES TO FINANCIAL STATEMENTS

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                 MAY 15, 1998
                                                                                (INCEPTION) TO
                                                                                 DECEMBER 31,
                                                       2001           2000           2001
                                                    -----------    -----------    -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS

  Issuance of common stock for patents              $        --    $        --    $   110,129
                                                    ===========    ===========    ===========

SEE NOTES TO FINANCIAL STATEMENTS

TRAFFIC TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
         AND MAY 15, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2001
--------------------------------------------------------------------------------

NOTE 1 - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

OPERATING ACTIVITIES

Traffic Technology, Inc., an Arizona Corporation, (the Company) is a development stage company, organized to design and market a line of traffic and industrial signal products called Unilights, using Light Emitting Diodes (LEDs) to produce universally recognized symbols in a revolutionary, single lens unit.
Additionally, the signals reduce energy consumption, maintenance costs and deployment costs. The products are based on U.S. Patent No. 5,898,381 filed
January 17, 1997 issued April 27, 1999 and U.S. Patent No. 6,054,932 filed November 20, 1998 issued April 24, 2000. The Company was incorporated in 1998.

The Company develops product concepts and brings them to the prototype stage with the assistance of Electro-Tech's, a contract manufacturer and shareholder located in Corona, California, or Solar Traffic Controls, Tempe, Arizona. Once a product is ready for market, it is assembled by one of several contract manufacturers, depending upon whether it is a permanent or portable signal, or is sold domestically or into the export market.

The Company sells its products both directly and through a network of independent sales representatives and distributors. To date, all industrial and commercial sales are handled by the home office, while government sales are handled both directly and through sales representatives and distributors.
Current distributors and representatives are oriented solely to government customers, and cover a majority of the United States and Canadian market.

Product  and   distributor   inquiries  are  generated   through   international
consultants, the Company website, media advertising, and trade shows.

The Company conducts its business from its headquarters office in Scottsdale, Arizona.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid instruments purchased with and initial maturity of three months or less to be cash equivalents. The Company maintains, at financial institutions, cash and cash equivalents, which, at times exceed federally insured amounts.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets ranging from 3 to 10 years.

PATENTS

Patents are stated at cost. Amortization beginning in 2000 has been recorded using the straight-line method over the estimated useful life of the respective patents, approximately 20 years.

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

REVENUE RECOGNITION

Revenue is recognized at the time products are shipped to customers. Because the Company is in the development stage, its effort has been applied to establishing itself as a new business and no significant revenue has yet been generated from the Company's planned principal operations, and the Company has discounted its suggested retail prices in an effort to increase sales and distribution of its products.

ADVERTISING EXPENSES

Advertising costs are expensed as incurred.

EARNINGS PER SHARE

Following is a reconciliation of the numerators and the denominators of the basic and diluted loss per share:

                                                              YEAR ENDED DECEMBER 31, 2001
                                                      ------------------------------------------
                                                         AMOUNT        SHARES     PER SHARE LOSS
                                                      -----------    -----------  --------------
Basic loss per share
  Net loss                                            $  (630,325)    12,566,345   $     (0.05)
                                                      ===========                  ===========

  Effect of diluted securities warrants and options            --             --
                                                      -----------    -----------

DILUTED LOSS PER SHARE
  Net loss                                            $  (630,325)    12,566,345   $     (0.05)
                                                      ===========    ===========   ===========


                                                              YEAR ENDED DECEMBER 31, 2000
                                                      ------------------------------------------
                                                         AMOUNT        SHARES     PER SHARE LOSS
                                                      -----------    -----------  --------------
BASIC LOSS PER SHARE
  Net loss                                            $(1,296,886)    11,636,171   $     (0.11)
                                                                                   ===========

  Effect of diluted securities warrants and options            --             --
                                                       -----------   -----------

DILUTED LOSS PER SHARE
  Net loss                                            $(1,296,886)    11,636,171   $     (0.11)
                                                      ===========    ===========   ===========

                                                         PERIOD FROM MAY 15, 1998 (INCEPTION)
                                                                 TO DECEMBER 31, 2001
                                                      ------------------------------------------
                                                         AMOUNT        SHARES     PER SHARE LOSS
                                                      -----------    -----------  --------------
BASIC LOSS PER SHARE
  Net loss                                            $(2,259,040)    12,566,345   $     (0.18)
                                                                                   ===========

  Effect of diluted securities warrants and options            --             --
                                                      -----------    -----------

DILUTED LOSS PER SHARE
  Net loss                                            $(2,259,040)    12,566,345   $     (0.18)
                                                      ===========    ===========   ===========

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Outstanding warrants and options that could potentially dilute basic earnings per share, but were not included because to do so would have been antidilutive, totaled 3,377,250 for the year ended December 31, 2001; 829,000 for the year ended December 31, 2000; and 3,377,250 for the period from May 15, 1998 (inception) to December 31, 2001.

SEGMENT INFORMATION

The Company does not maintain financial information by product type or any other segment or geographic area, and accordingly, no segment information is provided. The Company did have customers that individually accounted for 10% or more of revenues as follows:

                                                                  MAY 15, 1998
                                                                 (INCEPTION) TO
                                                                  DECEMBER 31,
                                    2001             2000             2001
                                  -------          -------          -------
Customer A                        $    --          $22,088          $22,088
Customer B                         14,756            3,960           18,716
Customer C                             --           11,587           11,587
Customer D                             --           12,383           12,383
Customer E                             --           10,166           10,166

INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement No. 109). Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At December 31, 2001, the Company has approximately $1,679,000 of net operating loss carryforwards available to reduce future taxable income. The recoverability of these loss carryforwards is contingent upon the Company's ability to generate future taxable income and accordingly will be recognized as the Company generates taxable income.

STOCK BASED COMPENSATION

The Company follows the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS No. 123, the Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for its employee stock option plans. See Note 6 for a summary of the pro forma effects on reported net income (loss) and earnings per share for the 2001, 2000 and inception (May 15, 1998) to December 31, 2001 based on the fair value of options and shares granted as prescribed by SFAS No. 123.

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management's opinion, methodologies used to determine estimates are adequate and consistent with prior periods.

NOTE 2 - DEVELOPMENT STAGE OPERATIONS
--------------------------------------------------------------------------------

In 1998, the Company initiated research and development of its future line of traffic signals. During 1999, the Company raised in excess of $450,000 of equity capital to begin prototype development and final product design, design and produce marketing and sales materials, construct its website, begin Institute of Traffic Engineers (ITE) testing and certification, establish contract manufacturing capabilities, and open it's Scottsdale, Arizona office in January, 2000. In late 1999, the Company completed its initial product sale to the Arizona Department of Transportation and Maricopa County Department of Transportation.

The Company first exhibited the Unilight at the American Traffic Safety Services Association Annual Conference in early 2000. Following that trade show, BETTER ROADS magazine selected the Unilight product as one of its Best New Products for 2000. During 2000, the Company sold approximately $100,000 of Unilight products to customers, including municipalities, a federal government agency and private corporations. The Company incurred a loss in 2000 resulting from start up costs to support an office and maintain a full time staff, broadened marketing and advertising due to initial product launch and trade show participation, the preparation of revised marketing and advertising materials, continued product development expenses and legal and associated costs resulting from litigation with a former officer and director.

The Company resolved it's legal dispute with its former officer in May, 2001, at which time the former officer returned all his shares to the Company. During 2001, the Company significantly improved its gross margins, began development of its 2nd generation portable signals, focused its market development efforts on the industrial and commercial sectors, and added advisors with substantial industry experience. The Company incurred a loss in 2001 due to modest revenue resulting from the inability to market and advertise, and continued expenses to maintain basic business operations.

Since its inception, the Company has been financed primarily through the sale of common stock in private transactions amounting in total to approximately $1,940,000. On April 16, 2001, the Company obtained a secured line of credit from a group of investors among whom are one of the Company's Directors and the relatives of another Director who is also the Chief Executive Officer. The Company does not expect to generate sufficient funds from operations to repay the loan; accordingly, its ability to do so will depend on its ability to raise funds from the sale of equity or further borrowings. The Company is engaged in discussions with prospective private investors about possible debt and equity financing.

NOTE 3 - PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

Property and equipment consisted of the following at December 31,:

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                       2001              2000
                                                     --------          --------
Furniture and fixtures                               $ 19,351          $ 19,062
Test equipment                                             --             6,390
                                                     --------          --------
                                                       19,351            25,452
Accumulated depreciation                               (6,254)           (4,020)
                                                     --------          --------

                                                     $ 13,097          $ 21,432
                                                     ========          ========

NOTE 4 - NOTE PAYABLE
--------------------------------------------------------------------------------

The Company has entered into a loan agreement with an entity affiliated through common ownership and management (the entity is comprised of certain stockholders, a Director and consultant to the Company). The Company has borrowed $135,000 at an annual interest rate of 12%, payable in semi-annual installments beginning October 2001. The loan is due and payable in April 2002 and is collateralized by a security interest in substantially all Company assets including issued patents. Additionally, the affiliate will receive warrants to purchase 10 shares of common stock, at $.10 per share, for every dollar loaned to the Company.

Subsequent to December 31, 2001 the note payable was increased to $180,000, its due date was extended to September 2002 and beginning April 16, 2002 the interest rate will be decreased to 6%.


NOTE 5 - INCOME TAXES
--------------------------------------------------------------------------------

Income tax benefit consists of the following at December 31,:

                                                                 MAY 15, 1998
                                                                (INCEPTION) TO
                                                                 DECEMBER 31,
                                          2001        2000           2001
                                        --------    --------       --------
Current
  Federal                               $     --    $     --       $     --
  State                                       --          --             --
                                        --------    --------       --------
                                              --          --             --
                                        --------    --------       --------

Deferred
  Federal                                     --          --             --
  State                                       --          --             --
                                        --------    --------       --------
                                              --          --             --
                                        --------    --------       --------

                                        $     --    $     --       $     --
                                        ========    ========       ========

Actual tax benefit differed from the expected tax expense computed by applying the U.S. Federal corporate tax rate of 34% to the earnings before income taxes as follows:

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                             MAY 15, 1998
                                                                            (INCEPTION) TO
                                                                             DECEMBER 31,
                                                       2001        2000         2001
                                                    ----------   ---------    ---------
Computed "expected" tax expense (benefit)           $ (215,900)   (441,000)    (769,900)
State income taxes                                          --          --
Other non-deductible expenses                          215,900     441,000      769,900
                                                    ----------   ---------    ---------

                                                    $       --   $      --    $      --
                                                    ==========   =========    =========

The tax effects of temporary differences (i.e., amounts that will result in taxable or deductible amounts in future years) that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below:

                                                                   MAY 15, 1998
                                                                  (INCEPTION) TO
                                                                   DECEMBER 31,
                                             2001         2000         2001
                                          ---------    ---------    ---------
Deferred tax assets

  Net operating loss carryforwards        $ 571,000    $ 387,000    $ 571,000

  Valuation allowance                      (571,000)    (387,000)    (571,000)
                                          ---------    ---------    ---------

Net deferred tax asset                    $      --    $      --    $      --
                                          =========    =========    =========

In assessing the necessity for a valuation allowance for deferred tax assets, management considers whether it is "more likely than not" that some portion or all of these future deductible amounts will be realized as a refund or deduction to current taxes payable. Management has not recorded the benefit of these deferred tax assets due to the uncertainty related to these future deductible amounts. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods in which those temporary differences are deductible. Management considers projected future taxable income, and tax planning strategies in making the assessment.

The net operating loss (NOL) carryforwards, which comprise a majority of the Company's unrecognized net deferred tax asset, expire approximately as follows:

YEAR EXPIRING                                                           AMOUNT
-------------                                                         ----------
  2018                                                                $   83,000
  2019                                                                   246,000
  2020                                                                   810,000
  2021                                                                   540,000
                                                                      ----------

                                                                      $1,679,000
                                                                      ==========

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The realization of these NOL carryforwards is dependent upon generating taxable income prior to the related year of NOL expiration. The amount of NOL carryforward that may be utilized in any future tax year may also be subject to certain limitations, including limitations as a result of certain stockholder ownership changes in which may be beyond the control of the Company

NOTE 6 - COMMON STOCK
--------------------------------------------------------------------------------

STOCK WARRANTS AND OPTIONS

The Company has issued stock warrants to investors and to employees and directors. The stock warrants are exercisable at $.01 to $2.50 per share, subject to certain adjustments, as stated in the Common Stock Purchase Warrant. All stock warrants are exercisable for a period of five years from the date of issue. All stock warrants are exercisable in whole or in part. The warrants and shares of stock underlying the warrants have not been registered under the Securities Act of 1933 as amended and have not been registered or qualified under the securities laws of any state.

The Company issued warrants to employees and directors during the years ended December 31, 2001 and 2000. All of the warrants issued were exercisable immediately upon issuance and terminate five years from the date of grant.

The Company has also issued stock options to three employees during the year ended December 31, 2001 in accordance with separate incentive Stock Option Agreements. The agreements authorize the issuance of options for up to 1,350,000 shares of common stock exercisable at $.01 to $.10 per share. The options vest ratably each three months over a 60 month period and generally are exercisable for five years from the date of vesting providing the employee remains employed by the Company. Should the employee no longer be employed by the Company, the options become exercisable for twelve months from the date of termination. During the year ended December 31, 2001 a total of 202,500 options vested and were issued by the Company.

Most warrants and options were issued at an exercise price that reflected the market value of the stock at the date of grant. For warrants and options issued at an exercise price less than the market value of the stock at the date of grant, the Company has recorded compensation. Compensation cost is measured as the excess, if any, of the market value of the stock at the date of the grant over the exercise price.

A summary of the activity of all outstanding stock warrants and options is as follows:

                                                                       COMMON
                                                                     WARRANTS &
                                                                       OPTIONS
                                                                     ----------
Outstanding at December 31, 1999                                        910,000

  Expired - 2000                                                             --
  Cancelled - 2000                                                      (50,000)
  Exercised - 2000                                                     (471,000)
  Issued - 2000                                                         440,000
                                                                     ----------

Outstanding at December 31, 2000                                        829,000

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  EXERCISED - 2001                                                     (100,000)
  ISSUED - 2001                                                       2,753,250
  EXPIRED - 2001                                                       (105,000)
                                                                     ----------

Outstanding at December 31, 2001                                      3,377,250
                                                                     ==========

The summary of changes in outstanding employee and director warrants and options is as follows:

                                                  2001                              2000
                                      -----------------------------     ----------------------------
                                                         EXERCISE                        EXERCISE
                                         SHARES            PRICE           SHARES          PRICE
                                      -------------     -----------     -------------    -----------
Outstanding, beginning of year              340,000     $      1.86                --    $        --
Issued                                    1,403,250            0.04           406,000           1.83
Exercised                                        --              --           (16,000)          0.25
Cancelled                                        --              --           (50,000)          2.10
                                      -------------     -----------     -------------    -----------

Outstanding, end of year                  1,743,250     $      0.39           340,000    $      1.86
                                      =============     ===========     =============    ===========

Range of exercise prices              $0.01 to 0.20                     $0.20 to 2.50
                                                                        =============

Warrants and options exercisable,
    end of year                           1,743,250                           340,000
                                      =============                     =============

Summarized information about the warrants issued to employees and directors and remaining outstanding at December 31, 2001 is as follows:

                                  WEIGHTED-      WEIGHTED-    WEIGHTED-
                                   AVERAGE        AVERAGE      AVERAGE
   EXERCISE        NUMBER         REMAINING       EXERCISE     NUMBER          EXERCISE
    PRICES       OUTSTANDING   CONTRACTUAL LIFE    PRICE     EXERCISABLE         PRICE
    ------       -----------   ----------------    -----     -----------         -----
                                 (in years)
        $ 2.00        210,000          3.1        $   2.00       210,000        $   2.00
          2.00         40,000          3.5            2.00        40,000            2.00
          2.50         50,000          3.5            2.50        50,000            2.50
          0.20         60,000          4.0            0.20        60,000            0.20
          0.10        400,750          4.5            0.10       400,750            0.10
          0.01        982,500          4.5            0.01       982,500            0.01
--------------   ------------       ------        --------   -----------        --------

$ 0.01 to 2.50      1,743,250          4.3        $   0.39     1,743,250        $   0.39
==============   ============       ======        ========   ===========        ========

The Company applies APB Opinion 25 and related Interpretations in accounting for its warrants and options issued to employees and directors. Accordingly, no compensation cost has been recognized for the warrants issued in 2001 and 2000, or in the amounts from inception (May 15, 1998) to December 31, 2001. Had compensation cost been determined consistent with the method of FASB Statement No. 123, the fair value of the warrants estimated on the date of grant would have been $15,416 and $141,993 in 2001 and 2000, and $157,409

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

from inception (May 15, 1998) to December 31, 2001. Accordingly, the Company's 2001, 2000 and inception (May 15, 1998) to December 31, 2001 net loss and earnings per share would have increased to proforma amounts of $(645,741) and $(0.05), $(1,438,879) and $(0.11), and $(2,084,620) and $(0.17), respectively.
The fair value of the warrants on the date of grant has been estimated using the Black-Scholes option-pricing model with the following assumptions: expected volatility is assumed to approximate 1% because the Company's stock is not yet publicly traded, risk-free interest rate of 6%, expected lives of 4.1 to 4.5 years and no expected dividends.

A summary of the activity of stock sales/issuances is as follows:

      DATE OF                                  NUMBER OF                                                 STOCK
    SALE/ISSUANCE                               SHARES         CASH        SERVICES        PATENT      RESCISSION
    -------------                               ------         ----        --------        ------      ----------
BALANCES, MAY 15, 1998 (DATE OF INCEPTION)            --    $        --   $        --    $        --   $        --
                                             -----------    -----------   -----------    -----------   -----------

     07/01/1998                                  100,000             --            --         10,754            --
     09/15/1998                               10,404,000             --        50,400         99,375            --
     10/23/1998                                   30,000          3,000            --             --            --
     10/29/1998                                   25,000          2,500            --             --            --
     11/03/1998                                   30,000          2,000         1,000             --            --
     11/06/1998                                   20,000          2,000            --             --            --
     11/05/1998                                   20,000          2,000            --             --            --
     11/09/1998                                   25,000          2,500            --             --            --
     11/12/1998                                   20,000          2,000            --             --            --
     11/24/1998                                   10,000          1,000            --             --            --
                                             -----------    -----------   -----------    -----------   -----------

1998 STOCK SALES/ISSUANCES                    10,684,000         17,000        51,400        110,129            --
                                             -----------    -----------   -----------    -----------   -----------

BALANCES, DECEMBER 31, 1998                   10,684,000         17,000        51,400        110,129            --
                                             -----------    -----------   -----------    -----------   -----------

     02/01/1999                                  257,527             --        25,753             --            --
     02/04/1999                                   20,000          2,000            --             --            --
     02/02/1999                                   20,000          2,000            --             --            --
     01/29/1999                                   20,000          2,000            --             --            --
     03/06/1999                                  330,000         33,000            --             --            --
     02/28/1999                                   20,000          2,000            --             --            --
     03/12/1999                                  270,000         27,000            --             --            --
     05/14/1999                                   50,000          5,000            --             --            --
     06/07/1999                                   50,000         10,000            --             --            --
     06/17/1999                                  230,000         46,000            --             --            --
     07/01/1999                                   55,000         11,000            --             --            --
     07/07/1999                                   40,000          8,000            --             --            --
     08/27/1999                                   10,000          2,000            --             --            --
     10/05/1999                                  148,000        128,000            --             --            --
     10/15/1999                                   10,000         10,000            --             --            --
     11/09/1999                                   25,000         25,000            --             --            --
     12/02/1999                                   69,838        104,757            --             --            --
     12/08/1999                                   10,068         15,102            --             --            --
     12/21/1999                                   17,668         27,002            --             --            --
                                             -----------    -----------   -----------    -----------   -----------

1999 STOCK SALES/ISSUANCES                     1,653,101        459,861        25,753             --            --
                                             -----------    -----------   -----------    -----------   -----------

BALANCES, DECEMBER 31, 1999                   12,337,101        476,861        77,153        110,129            --
                                             -----------    -----------   -----------    -----------   -----------

     01/02/2000                                    2,500          5,000            --             --            --
     01/03/2000                                    2,000          3,000            --             --            --
     01/14/2000                                   10,000         20,000            --             --            --
     01/20/2000                                   34,000         68,000            --             --            --
     03/20/2000                                   16,000         40,000            --             --            --
     03/31/2000                                   35,600         89,000            --             --            --

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      DATE OF                                  NUMBER OF                                                 STOCK
    SALE/ISSUANCE                               SHARES         CASH        SERVICES        PATENT      RESCISSION
    -------------                               ------         ----        --------        ------      ----------
     05/04/2000                                   20,000         50,000            --             --            --
     05/15/2000                                  200,000             --       500,000             --            --
     07/12/2000                                   48,000        120,000            --             --            --
     07/20/2000                                   26,000         65,000            --             --            --
     07/28/2000                                   16,460         41,150            --             --            --
     08/03/2000                                    1,200             --         3,000             --            --
     08/16/2000                                    2,000          5,000            --             --            --
     09/26/2000                                      860             --         2,400             --            --
     10/30/2000                                1,025,000         95,500            --             --            --
     10/31/2000                                  842,000         84,000         1,400             --            --
     12/31/2000                                    8,000          2,000            --             --            --
                                             -----------    -----------   -----------    -----------   -----------

2000 STOCK SALES/ISSUANCES                     2,289,620        687,650       506,800             --            --
                                             -----------    -----------   -----------    -----------   -----------

BALANCES, DECEMBER 31, 2000                   14,626,721      1,164,511       583,953        110,129            --
                                             -----------    -----------   -----------    -----------   -----------

     06/30/2001                                  485,633             --            --             --        48,563
     06/30/2001                                  300,001             --        30,000             --            --
     07/17/2001                                  100,000         10,000            --             --            --
     07/31/2001                                     (860)            --        (2,400)            --            --
     10/30/2001                                      400             --            --             --            40
     10/30/2001                                   35,000             --         3,500             --            --
     12/31/2001                                   10,000             --         1,000             --            --
                                             -----------    -----------   -----------    -----------   -----------

2001 STOCK SALES/ISSUANCES                       930,174         10,000        32,100             --        48,603
                                             -----------    -----------   -----------    -----------   -----------

BALANCES, DECEMBER 31, 2001                   15,556,895    $ 1,174,511   $   616,053    $   110,129   $    48,603
                                             ===========    ===========   ===========    ===========   ===========

NOTE 7 - STOCK RESCISSION OFFER
--------------------------------------------------------------------------------

In June 2000, the Company's Board of Directors determined that certain errors and omissions may have been made by the Company in connection with certain offerings and sales of its shares of Common Stock at various times during 1999 and 2000, which may have resulted in violations of federal and state securities laws. Therefore, the Company offered certain shareholders who invested in those offerings the right, if they chose, to rescind their purchase of the Company's securities or, if they chose, to retain the purchased securities and continue their investment in the Company (the "June 2000 Rescission Offer"). None of the shareholders to whom the June Rescission Offer was made, accepted the Company's offer to rescind their purchase of securities.

Immediately following the June 2000 Rescission Offer, the Company made a private offering of its common stock. The same information describing the Company and its business was given to the rescission offerees and the private placement offerees. That information included the Company's audited financial statements for the period ended December 31, 1999 ("the December Financial Statements").

In August 2000, the Board of Directors determined that an officer of the Company, who is no longer employed by or affiliated with the Company, had diverted funds to his own use without the knowledge or authorization of the Board of Directors. It was also determined that disclosure of the course of conduct of that former officer had not been disclosed to investors who had purchased the common stock of the Company while that former officer was acting as such or to those investors to whom the rescission offer had been made. In order to resolve claims which any such investors might have against the Company because of that disclosure issue, the Board of Directors determined to offer each of them one additional share of its common stock for every five shares purchased by them in exchange for an agreement releasing the Company from such claims ("the Exchange Agreement").

(CONTINUED)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Company has received releases from approximately ninety percent of those investors offered the Exchange Agreement providing for the issuance of additional shares of common stock, but investors who in the aggregate have invested approximately $43,000 in the Company's common stock have failed to agree to the release. While the Company has no knowledge of any threatened litigation on account of such claims, the possibility of such litigation cannot be excluded.

Pursuant to this agreement, 486,033 shares of stock were issued in 2001 at $.10 per share or $48,603, which has been reflected as an expense in the 2001 financial statements.

NOTE 8 - SETTLEMENT AGREEMENT
--------------------------------------------------------------------------------

On May 9, 2001, the Company entered into a settlement agreement with a former officer/stockholder and his spouse, whereby the parties agreed to settle all disputes which gave rise to the respective legal actions, with neither party admitting any liability with respect to the matters in dispute between the parties. This settlement has been reflected in the December 31, 2000 financial statements. The Company received all the outstanding common stock held by the former officer/stockholder (2,990,550 shares) and the settlement extinguished certain assets and liabilities recorded at December 31, 2000, which resulted in treasury stock with a cost of $10,935 at December 31, 2000. As part of the settlement, 70,000 shares of the common stock returned, may be reissued/transferred to a stockholder/director upon certain future defined conditions occurring. Should the conditions not be met the shares will remain as treasury stock.

                                    # # # # #

                                PRELIMINARY COPY
                        FOR INFORMATION OF THE SECURITIES
                          AND EXCHANGE COMMISSION ONLY

                            TRAFFIC TECHNOLOGY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 18, 2002

     The undersigned hereby appoints Marco Messina or Richard Bourke, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of TRAFFIC TECHNOLOGY, INC., an Arizona corporation, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Company offices at 8350 E. Evans Rd. #B4, Scottsdale, Arizona on November __________, 2002, at 2:00 P.M., Mountain Standard Time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following matters more fully described in the proxy statement, which is hereby acknowledged.

1.   ELECTION OF DIRECTORS

     __  For all nominees listed below (except as marked to the contrary below):

     Steve Ziomek                                ___________________________

     Marco Messina                               ___________________________

     Richard Bourke                              ___________________________

     Ray Deese                                   ___________________________

     Dana Woudenberg                             ___________________________

     __  WITHHOLD AUTHORITY to vote for all nominees listed above.

     WITHHOLD AUTHORITY to vote for the following named individual nominee(s):

     ___________________________                 ___________________________

     ___________________________                 ___________________________

     ___________________________                 ___________________________

     ___________________________                 ___________________________

The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 99,000,000.

     [ ] For

     [ ] Against

     [ ] Abstain

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF ONE OR MORE SERIES OF PREFERRED STOCK.

     [ ] For

     [ ] Against

     [ ] Abstain

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK, AND FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK AND OTHERWISE AT THE DISCRETION OF THE PROXY.

Please sign exactly as your name appears on your Traffic Technology, Inc. stock certificate. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

              SIGNATURES:

_______________________________________

_______________________________________

_______________________________________  _______________________________________

DATED: ________________________, 2002

I WILL _________ WILL NOT ________ attend the meeting.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS